EXHIBIT 10.2

RECEIVABLES TRANSFER AGREEMENT

This RECEIVABLES TRANSFER AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 24, 2021, is by and between Carvana Receivables Depositor LLC, a Delaware limited liability company (the “Depositor”), and Carvana Auto Receivables Trust 2021-P2, a Delaware statutory trust (the “Issuing Entity”).

AGREEMENTS

WHEREAS, on the Closing Date, Carvana, LLC (the “Seller”) has sold automobile retail installment contracts and related rights to the Depositor;

WHEREAS, the Depositor is willing to sell such contracts and related rights to the Issuing Entity pursuant to this Agreement;

WHEREAS, the Issuing Entity intends to contribute or otherwise transfer such contracts and related rights, or interests therein, to Carvana Auto Receivables Grantor Trust 2021-P2, a Delaware statutory trust (the “Grantor Trust”), pursuant to the Receivables Contribution Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Receivables Contribution Agreement”), between the Issuing Entity and the Grantor Trust, in exchange for the Grantor Trust Certificate;

WHEREAS, the Grantor Trust intends to pledge such contracts and related rights to Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), and the Issuing Entity will issue notes backed by the Grantor Trust Certificate pursuant to the Indenture, dated as of the date hereof (as amended, modified or supplemented from time to time, the “Indenture”), among the Issuing Entity, the Grantor Trust and the Indenture Trustee; and

WHEREAS, Bridgecrest Credit Company, LLC, an Arizona limited liability company (the “Servicer”), is willing to service such contracts in accordance with the terms of the Servicing Agreement, dated as of the date hereof, among the Issuing Entity, the Grantor Trust, the Backup Servicer and the Servicer.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein contained, each party agrees as follows for the benefit of the other party:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions; Rules of Construction. Except as otherwise specified herein or as the context may otherwise require, capitalized terms used but not otherwise defined herein are defined in Part I of Appendix A to the Receivables Purchase Agreement, dated as of the date hereof (the “Receivables Purchase Agreement”), among Carvana, LLC as the seller and Carvana Receivables Depositor LLC as the purchaser. All references herein to “the Agreement” or “this Agreement” are to this Receivables Transfer Agreement as it may be amended, supplemented or modified from time to time, the exhibits and schedules hereto and the capitalized terms used herein, which are defined in Part I of such Appendix A, and all references herein to Articles, Sections and Subsections are to Articles, Sections or Subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

ARTICLE II

CONVEYANCE OF RECEIVABLES

Section 2.1 Conveyance of Receivables.

(a) On the Closing Date, the Depositor hereby agrees to sell, transfer, assign, set over and otherwise convey to the Issuing Entity and the Issuing Entity hereby agrees to purchase from the Depositor, without recourse, all right, title and interest of the Depositor in, to and under the following property, whether now existing or hereafter created or acquired (all of the property described in this Section 2.1(a) being collectively referred to herein as the “Second Step Transferred Property”):

(i) the Receivables and all instruments and all monies due or to become due or received by any Person in payment of any of the foregoing on or after the Cutoff Date;

(ii) the Financed Vehicles securing such Receivables (including any such Financed Vehicles that have been repossessed), any document or writing evidencing any security interest in any such Financed Vehicle and each security interest in each Financed Vehicle;

(iii) the Receivable Files and the Servicer Files related to such Receivables;

(iv) all rights to payment under all Insurance Policies with respect to the Financed Vehicles or the Obligors, including any monies collected from whatever source in connection with any default of an Obligor or with respect to any such Financed Vehicle and any proceeds from claims or refunds of premiums on any Insurance Policy;

(v) all guaranties, indemnities, warranties, insurance (and proceeds and premium refunds thereof) and other agreements or arrangements of whatever character from time to time supporting or securing payment of the Receivables, whether pursuant to the related Contracts or otherwise;

(vi) all rights to payment under all service contracts and other contracts and agreements associated with such Receivables;

(vii) all Liquidation Proceeds related to any such Receivable received on or after the Cutoff Date;

(viii) subject to the Transaction Documents and the Master Agency Agreement, all deposit accounts, monies, deposits, funds, accounts and instruments relating to the foregoing (excluding payments or recoveries in respect of the Receivables received prior to the Cutoff Date);

(ix) the Receivables Purchase Agreement, including the right of the Depositor to cause the Seller to repurchase Receivables under certain circumstances;

(x) the proceeds of any and all of the foregoing; and

(xi) all present and future claims, demands, causes of action and choses in action in respect of any of all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property; all accounts, general intangibles, chattel paper, instruments, documents, money, investment property, deposit accounts, letters of credit, letter-of-credit rights, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations; and all other property which at any time constitutes all or part of or is included in the proceeds of any of the foregoing.

(b) In connection with the purchase and sale of the Second Step Transferred Property hereunder, the Depositor agrees, at its own expense, (i) to annotate and indicate on its books and records (including any computer files) that the Receivables were sold and transferred to the Issuing Entity pursuant to this Agreement, (ii) to deliver to the Issuing Entity (or its designee) all Collections on the Receivables, if any, received on or after the Cutoff Date, and (iii) to deliver to the Issuing Entity an assignment substantially in the form (or in such other form as shall be mutually acceptable to the Depositor and the Issuing Entity) attached hereto as Exhibit A (the “Second Step Receivables Assignment”).

(c) In consideration of the sale of the Receivables from the Depositor to the Issuing Entity as provided herein, the Issuing Entity shall deliver to, or upon the order of, the Depositor the Notes and Certificates (the “Purchase Price”).

(d) The Issuing Entity hereby directs the Depositor to transfer all Electronic Contracts included in the Second Step Transferred Property directly to the Grantor Trust, as assignee under the Receivables Contribution Agreement of the Issuing Entity.

Section 2.2 Intent of the Parties.

It is the intention of the parties that each conveyance hereunder of the Receivables and the other Second Step Transferred Property from the Depositor to the Issuing Entity as provided in Section 2.1 be, and be construed as, an absolute sale, without recourse, of the Receivables and other Second Step Transferred Property by the Depositor to the Issuing Entity. Furthermore, no such conveyance is intended to be a pledge of the Second Step Transferred Property by the Depositor to the Issuing Entity to secure a debt or other obligation of the Issuing Entity. If, however, notwithstanding the intention of the parties, the conveyance provided for in Section 2.1 is determined, for any reason, not to be an absolute sale, then the parties intend that this Agreement shall be deemed to be a “security agreement” within the meaning of Article 9 of the UCC and the Depositor hereby grants to the Issuing Entity a “security interest” within the meaning of Article 9 of the UCC in all of the Depositor’s right, title and interest in and to the Second Step Transferred Property, now existing and hereafter created or acquired, to secure a loan in an amount equal to Purchase Price and each of the Depositor’s other payment obligations under this Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1 Representations and Warranties of the Depositor.

(a) General Representations and Warranties. The Depositor makes the following representations and warranties to the Issuing Entity as of the date of this Agreement, which shall survive the delivery of the Second Step Transferred Property and on which representations and warranties the Issuing Entity shall rely in acquiring the Second Step Transferred Property.

(i) Organization and Good Standing. The Depositor has been duly organized, and is validly existing as a limited liability company, in good standing under the laws of the state of its formation, with all requisite limited liability company power and authority to own or lease its properties and conduct its business as such business is presently conducted, and the Depositor had at all relevant times, and now has the power, authority and legal right to acquire, own and sell the Receivables and other Second Step Transferred Property.

(ii) Due Qualification. The Depositor is duly qualified to do business and is in good standing under the laws of each jurisdiction, and has obtained all necessary licenses and approvals in all jurisdictions, in which the ownership or lease of its property or the conduct of its business requires such qualifications, licenses or approvals (including, as applicable, the origination, purchase, sale, pledge and servicing of the Receivables) except where the failure to so qualify or obtain such license or approval could not reasonably be expected to result in a Material Adverse Effect.

(iii) Power and Authority; Due Authorization. The Depositor (i) has the power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) carry out the terms of the Transaction Documents to which it is a party and (C) sell the Second Step Transferred Property on the terms and conditions herein provided and (ii) has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and the sale of the Second Step Transferred Property on the terms and conditions herein and therein provided.

(iv) Valid Sale, Binding Obligation. This Agreement, when duly executed and delivered by the Depositor, and the Second Step Receivables Assignment constitute a valid sale, transfer and assignment of the applicable Receivables and other Second Step Transferred Property to the Issuing Entity, enforceable against creditors of and purchasers from the Depositor; and this Agreement, when duly executed and delivered by the Depositor, and the Second Step Receivables Assignment constitute a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, receivership, conservatorship, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(v) No Violation. The consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which the Depositor is a party and the fulfillment of the terms hereof and thereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Depositor’s certificate of formation, limited liability company agreement or other constituent documents or any Contractual Obligation of the Depositor, (ii) result in the creation or imposition of any Lien upon any of the Depositor’s properties, other than Liens permitted or created pursuant to the Transaction Documents, or (iii) violate any Applicable Law; in each case, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect with respect to the Depositor.

(vi) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Depositor, threatened against the Depositor, before any Governmental Authority (i) asserting the invalidity of this Agreement or any other Transaction Document to which the Depositor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document to which the Depositor is a party or (iii) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to the Depositor.

(vii) No Consents. All approvals, authorizations, consents, orders, or other actions of any Person or of any Governmental Authority required for the due execution, delivery and performance by the Depositor of this Agreement and any other Transaction Document to which the Depositor is a party have been obtained.

(b) Representations and Warranties Regarding the Receivables. The Depositor makes the following representations and warranties to the Issuing Entity regarding each Receivable as of the Closing Date, which shall survive the sale, transfer and assignment of the Receivables and on which representations and warranties the Issuing Entity shall rely in acquiring the Receivables.

(i) Receivables. Pursuant to Section 2.1(a)(ix), the Depositor assigns to the Issuing Entity all of its right, title and interest in, to and under the Receivables Purchase Agreement. Such assigned right, title and interest includes the benefit of the representations and warranties of the Seller made to the Depositor pursuant to Section 3.1(b) and Section 3.1(c) of the Receivables Purchase Agreement. The Depositor hereby represents and warrants to the Issuing Entity that the Depositor has taken no action which would cause such representations and warranties of the Seller to be false in any material respect as of the Closing Date.

(ii) Good Title.

(A) Immediately prior to the conveyance of each Receivable and the related Second Step Transferred Property to the Issuing Entity pursuant to this Agreement and the Second Step Receivables Assignment, the Depositor had good and marketable title thereto, free and clear of all Liens except for Permitted Liens. No effective financing statement or other instrument similar in effect covering any portion of the Second Step Transferred Property shall, on or after the Closing Date, be on file in any recording office except such as may be filed in favor of (i) the Issuing Entity in accordance with this Agreement, (ii) the Grantor Trust in connection with the Receivables Contribution Agreement or (iii) the Indenture Trustee in connection with the Indenture.

(B) Upon the conveyance of such Receivable and the other related Second Step Transferred Property to the Issuing Entity pursuant to this Agreement and the Second Step Receivables Assignment, the Issuing Entity will be the sole owner of, and have good, indefeasible and marketable title to such Receivable and other related Second Step Transferred Property, free and clear of any Lien (other than Liens created hereunder and Permitted Liens); and, to the extent the related Obligor has a contractual right to return the Financed Vehicle to the Seller for repurchase, the applicable repurchase period has expired. As of the Closing Date, each Receivable and the related Financed Vehicle is free and clear of any Lien of any Person (other than Liens created hereunder and Permitted Liens or those Liens that will be released simultaneously with the conveyance hereunder) and is in compliance with all Applicable Laws.

(iii) All Filings Made. With respect to the sale and assignment of the Second Step Transferred Property to the Issuing Entity, the Depositor has taken all steps reasonably necessary to ensure that such sale and assignment has been perfected under the relevant UCC. With respect to the Second Step Transferred Property, the Depositor has taken all steps necessary to ensure that all filings (including UCC filings) necessary in any jurisdiction to give the Indenture Trustee a first priority perfected security interest in the Second Step Transferred Property have been made.

(iv) Value Given. The Issuing Entity shall have given reasonably equivalent value to the Depositor in consideration for the transfer by the Depositor to the Issuing Entity of each of the Receivables and the related Second Step Transferred Property under this Agreement.

(c) Repurchase of Receivables.

(i) In the event of

(A) a breach of any representation or warranty set forth in Section 3.1(b) or Section 3.1(c) of the Receivables Purchase Agreement or Section 3.1(b) hereof with respect to any Receivables that materially and adversely affects the interests of the Noteholders or the Certificateholders taken as a whole, unless the breach by the Depositor shall have been cured within thirty (30) days following (i) discovery of the breach or receipt of notice of such breach by the Depositor from the Issuing Entity or the Grantor Trust (which notice shall provide sufficient detail so as to allow the Seller to reasonably investigate the alleged breach), or (ii) in the case of the Owner Trustee, the Grantor Trust Trustee or the Indenture Trustee, a Responsible Officer of such trustee has actual knowledge or receives written notice of a breach of such representation or warranty, then

(B) the Depositor shall (1) repurchase from the Issuing Entity each Receivable related to such breach by remitting to the Collection Account an amount equal to the Purchase Amount of each such Receivable or (2) in the event of a breach of any representation or warranty set forth in Section 3.1(b) and Section 3.1(c) of the Receivables Purchase Agreement that results in a Repurchase Event, use reasonable efforts to enforce, at the direction of the Issuing Entity or any of it assigns, including the Indenture Trustee, the obligations of the Seller under Section 3.1(d) of the Receivables Purchase Agreement to repurchase each Receivable related to such breach by remitting to the Collection Account an amount equal to the Purchase Amount of each such Receivable. Any such breach of a representation or warranty set forth in Section 3.1(b) hereof shall be deemed not to materially and adversely affect the interests of the Noteholders or the Certificateholders taken as a whole, if such Repurchase Event does not affect the ability of the Issuing Entity (or its assignee) to receive and retain timely payment in full on such Receivable. The Depositor shall not interfere with or act to hinder the Issuing Entity’s or any assignee’s exercise of rights and remedies under this Section 3.1(c) or under Section 3.1(d) or Section 4.13 of the Receivables Purchase Agreement.

(ii) It is understood and agreed that the obligation of the Depositor to repurchase any Receivable as to which a breach of a representation or warranty set forth in Section 3.1(b), which materially and adversely affects the interests of the Noteholders or the Certificateholders taken as a whole, has occurred and is continuing, and the obligation of the Depositor to enforce the Seller’s obligation to repurchase such Receivables pursuant to the Receivables Purchase Agreement in connection with a breach of a representation or warranty set forth in Section 3.1(b) or Section 3.1(c) of the Receivables Purchase Agreement shall, if such obligations are fulfilled, constitute the sole and exclusive remedy (other than any indemnities available pursuant to Section 4.13 hereof or Section 4.13 of the Receivables Purchase Agreement) against the Depositor or the Seller for such breach available to the Issuing Entity, the Grantor Trust, the Financial Parties, the Owner Trustee, the Grantor Trust Trustee or the Indenture Trustee.

(iii) Upon the receipt of the applicable Purchase Amount, the applicable Receivable and any and all related Second Step Transferred Property shall be automatically and immediately assigned and re-conveyed by the Issuing Entity (or its applicable assign, as the case may be) to the Depositor.

(d) Dispute Resolution.

(i) General. If any Requesting Party makes a Repurchase Request, provided that with respect to a Repurchase Request from a Noteholder or Note Owner, such Repurchase Request shall initially be provided to the Indenture Trustee and the Repurchase Request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the Depositor’s or Seller’s receipt thereof, the Requesting Party may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration. If a Requesting Party provides notice of a referral of a Repurchase Request to an ADR Proceeding, the Depositor shall have at least 30 days to respond to such notice and, if a party, shall submit to the ADR Proceeding requested. Each ADR Proceeding shall take place in Phoenix, Arizona or such other location as agreed to by the parties.

(ii) Each ADR Proceeding, including the occurrence of such ADR Proceeding, the nature and amount of any relief sought or granted and the results of any discovery taken in such ADR Proceeding, shall be kept strictly confidential by each of the Depositor and the Requesting Party, except as necessary in connection with statements provided pursuant to Section 2.8 of the Servicing Agreement, in connection with a judicial challenge to or enforcement of an award, or as otherwise required by law.

(iii) Mediation. If the Requesting Party chooses to refer the Repurchase Request to Mediation, the following provisions shall apply:

(1) The Depositor and the Requesting Party shall agree on a neutral mediator within 15 days of the acknowledgement of the notice set forth in Section 3.1(d)(i); provided that the mediator shall satisfy each of the following conditions:

a. the mediator shall be selected from a list of neutral mediators maintained by AAA;

b. the mediator shall be an attorney admitted to practice law in the State of New York; and

c. the mediator shall be an attorney specializing in commercial litigation with at least 15 years of experience;

provided, however, that if the Depositor and the Requesting Party do not agree on a mediator, a mediator shall be selected by AAA in accordance with AAA Rules for appointment of a mediator.

(2) The Mediation shall commence no later than 15 Business Days following selection of a mediator, and shall conclude within 30 days of the start of Mediation.

(3) The Depositor and the Requesting Party shall mutually agree upon the allocation of the expenses incurred in connection with the Mediation; provided, however, that if the Depositor and the Requesting Party do not agree on the allocation of expenses, the expenses shall be determined in accordance with AAA Rules.

(4) If the Depositor and the Requesting Party fail to agree at the completion of the Mediation, the Requesting Party may submit the Repurchase Request to Arbitration in accordance with Section 3.1(d)(iv) or may seek adjudication of the Repurchase Request in court.

(iv) Arbitration. If the Requesting Party refers the Repurchase Request to Arbitration, the following provisions shall apply:

(1) The Depositor shall provide a notice of the commencement of such Arbitration and instructions for other Noteholders or Note Owners to participate in such Arbitration to the Servicer for inclusion in the statement to securityholders set forth in Section 2.8 of the Servicing Agreement.

(2) The Repurchase Request shall be referred to a panel of three arbitrators (the “Panel”) to be selected as follows:

a. the Requesting Party shall appoint one arbitrator to the panel within 5 Business Days of providing notice of its selection of Arbitration;

b. the Depositor shall appoint one arbitrator to the panel within 5 Business Days of the Requesting Party providing notice of its selection of Arbitration; and

c. the arbitrators selected pursuant to clauses (a) and (b) will select a third arbitrator within 5 Business Days of the appointment of the second arbitrator;

provided that each arbitrator shall satisfy each of the following conditions: (i) the arbitrator shall be selected from a list of neutral arbitrators maintained by the AAA, (ii) the arbitrator shall be an attorney admitted to practice law in the State of New York; and (iii) the arbitrator shall be an attorney specializing in commercial litigation with at least 15 years of experience.

(3) The following procedural time limits shall apply to the Arbitration:

a. the arbitrators shall have the ability to schedule, hear and determine any motions, including discovery motions, according to New York law, and shall do so at the motion of any party to the Arbitration;

b. discovery shall be completed within 30 days of appointment of the third arbitrator;

c. the evidentiary hearing on the merits shall commence no later than 60 days following the appointment of the third arbitrator, and shall proceed for no more than 10 consecutive Business Days with equal time allotted to each side for the presentation of direct evidence and cross examination; and

d. the Panel shall render its decision on the Repurchase Request within 90 days of the selection of the panel.

provided that in each case, the Panel may modify such time limits if, based on the facts and circumstances of the particular dispute, good cause exists, there is an unavoidable delay or with the consent of all of the parties.

(4) The following limitations on the Arbitration proceeding shall apply:

a. each party shall be limited to two witness depositions not to exceed five hours;

b. each party shall be limited to two interrogatories;

c. each party shall be limited to one document request; and

d. each party shall be limited to one request for admissions;

provided that in each case, the Panel may modify such discovery limitations if, based on the facts and circumstances of the particular dispute, good cause exists, there is an unavoidable delay or with the consent of all of the parties.

(5) Any briefs submitted in the Arbitration shall be no more than 10 pages each and shall be limited to (i) initial statements of the case, (ii) discovery motions and (iii) a pre-hearing brief.

(6) The Panel shall decide the Repurchase Request in accordance with this Agreement and the Receivables Purchase Agreement, including the provisions set forth in Section 4.3.

(7) The Panel shall not be permitted to award punitive or special damages.

(8) The Panel shall determine the allocation of the expenses of the Arbitration between the Depositor and the Requesting Party.

(9) Once the Panel makes a decision with respect to a Receivable, such decision shall be binding on the Interested Parties as to such Receivable, and such Receivable may not be subject to an additional ADR Proceeding or court adjudication.

(v) Additional Considerations. For the avoidance of doubt, the restrictions on any action of the Indenture Trustee due to the Indenture Trustee’s reliance on an Officer’s Certificate, an Opinion of Counsel or the failure of any Noteholder or Verified Note Owner to provide reasonable security pursuant to Sections 6.2(b) and 7.5 of the Indenture shall not apply to this Section 3.1(d). For the avoidance of doubt, nothing in this Section 3.1(d) shall be binding on the Owner Trustee or the Grantor Trust Trustee or require the Owner Trustee or the Grantor Trust Trustee to participate in the ADR Proceeding.

(e) Upon discovery by the Depositor or by the Issuing Entity of a breach of any of the representations and warranties set forth in Section 3.1(a) or Section 3.1(b) or Section 3.1(a), Section 3.1(b) or Section 3.1(c) of the Receivables Purchase Agreement (other than with respect to Receivables that have been repurchased in accordance with the terms of this Agreement), the party discovering such breach shall give prompt written notice to the other party.

Section 3.2 Representations and Warranties of the Issuing Entity.

(a) The Issuing Entity makes the following representations and warranties to the Depositor as of the date of this Agreement, and on which representations and warranties the Depositor shall rely in selling the Receivables.

(i) Organization and Good Standing. The Issuing Entity has been duly organized, and is validly existing as a statutory trust and in good standing under the laws of the state of its formation, with all requisite power and authority to own or lease its properties and to conduct its business as such business is presently conducted and to enter into and perform its obligations pursuant to this Agreement.

(ii) Power and Authority; Due Authorization. The Issuing Entity (i) has the power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party and (B) carry out the terms of this Agreement and the other Transaction Documents to which it is a party and (ii) has duly authorized by all necessary action on its part the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party.

(iii) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Issuing Entity enforceable against the Issuing Entity in accordance with its terms, except as enforceability may be limited by bankruptcy, receivership, conservatorship, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(iv) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Issuing Entity’s Formation Documents or any Contractual Obligation of the Issuing Entity, (ii) result in the creation or imposition of any Lien upon any of the Issuing Entity’s properties, other than Liens permitted or created pursuant to the Transaction Documents, or (iii) violate any Applicable Law, in each case, except where such failure to comply could not reasonably be expected to have a Material Adverse Effect with respect to the Issuing Entity.

(v) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Issuing Entity, threatened against the Issuing Entity, before any Governmental Authority (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (iii) challenging the enforceability of a material portion of the Receivables or (iv) seeking any determination or ruling that would reasonably be expected to have a Material Adverse Effect with respect to the Issuing Entity.

(vi) No Consents. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Issuing Entity of this Agreement have been obtained.

(b) Upon discovery by the Depositor or by the Issuing Entity of a breach of any of the representations and warranties set forth in Section 3.2(a), the party discovering such breach shall give prompt written notice to the other party.

Section 3.3 Covenants of the Depositor. The Depositor hereby covenants as to the Receivables the Depositor has sold to the Issuing Entity hereby that:

(a) Delivery of Payments. The Depositor shall within two (2) Business Days after the Closing Date, transfer all Collections received by it on or after the Cutoff Date with respect to any Receivable or related Second Step Transferred Property to, or at the direction of, the Issuing Entity (or the Grantor Trust).

(b) Keeping of Records and Books of Account. The Depositor will maintain and implement administrative and operating procedures and keep and maintain all documents, books, records and other information, reasonably necessary or advisable for the collection of all Receivables and other Second Step Transferred Property.

(c) Security Interests. The Depositor will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any portion of the Receivables or other Second Step Transferred Property, whether now existing or hereafter transferred hereunder, or any interest therein, and the Depositor will not sell, pledge, assign or suffer to exist any Lien on its interest, if any, hereunder. The Depositor will promptly notify the Issuing Entity of the existence of any Lien (other than Permitted Liens) on any portion of the Receivables or other Second Step Transferred Property and the Depositor shall defend the right, title and interest of the Issuing Entity (and the permitted assignees) in, to and under such Receivables and other Second Step Transferred Property, against all claims of third parties; provided, however, that nothing in this subsection shall prevent or be deemed to prohibit the Depositor from suffering to exist Permitted Liens upon any portion of the Second Step Transferred Property.

ARTICLE IV

MISCELLANEOUS PROVISIONS

Section 4.1 Amendment.

(a) This Agreement may be amended, waived, supplemented or modified by a written amendment duly executed and delivered by the Depositor and the Issuing Entity, without the consent of the Indenture Trustee, the Owner Trustee, the Grantor Trust Trustee, any of the Noteholders, any of the Certificateholders or any other Person (i) to cure any ambiguity, (ii) to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement or any other Transaction Document or with any description thereof in the Prospectus, (iii) to add to the covenants, restrictions or obligations of the Seller, (iv) to add, change or eliminate any other provision of this Agreement in any manner that shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of the Noteholders or Unaffiliated Certificateholders, or (v) if the Rating Agency Condition is satisfied with respect to such amendment and the Depositor or the Issuing Entity notifies the Indenture Trustee in writing that the Rating Agency Condition is satisfied with respect to such amendment.

(b) This Agreement may be amended, waived, supplemented or modified by a written amendment duly executed and delivered by the Depositor and the Issuing Entity and the Indenture Trustee with the consent of the Certificateholders to add or supplement any credit enhancement for the benefit of the Noteholders of any class or the Certificateholders (provided that if any such addition shall affect any class of Noteholders differently from any other class of Noteholders, then such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any class of Noteholders).

(c) This Agreement may be amended, waived, supplemented or modified by a written amendment duly executed and delivered by the Depositor, the Issuing Entity, and the Indenture Trustee with the consent of the Requisite Noteholders as of the close of business on the preceding Distribution Date, or if no Notes (other than the Class XS Notes) are Outstanding, the Majority Certificateholders (which consent, whether given pursuant to this Section 4.1 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future holders of such Notes or Certificates and of any Notes or Certificates issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon any Notes or Certificates) for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall reduce the aforesaid percentage of Noteholders or Certificateholders required to consent to any such amendment, without the consent of the holders of all Notes or Certificates then outstanding, as the case may be.

(d) It will not be necessary for the consent of Noteholders or Certificateholders pursuant to Section 4.1(b) or (c) to approve the particular form of any proposed amendment or consent, but it will be sufficient if such consent approves the substance thereof. The manner of obtaining such consents (and any other consents of Noteholders and Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by Noteholders and Certificateholders will be subject to such reasonable requirements as the Indenture Trustee and Owner Trustee may prescribe, including the establishment of record dates pursuant to the Note Depository Agreement.

(e) No amendment, waiver or other modification which adversely affects the rights, privileges, indemnities, duties or obligations of the Owner Trustee or the Grantor Trust Trustee under this Agreement shall be effective without such entity’s prior written consent.

(f) Prior to the execution of any amendment pursuant to Section 4.1(b) or (c), the Depositor shall provide written notification of the substance of such amendment or consent to each Rating Agency and the Indenture Trustee; and promptly after the execution of any such amendment, the Depositor shall furnish a copy of such amendment to each Rating Agency, the Grantor Trust Trustee, the Owner Trustee and the Indenture Trustee.

(g) Notwithstanding anything to the contrary herein, an Opinion of Counsel shall be delivered to the Depositor, the Grantor Trust Trustee and the Owner Trustee to the effect that such amendment would not cause the Issuing Entity or the Grantor Trust to fail to qualify as a grantor trust for United States federal income tax purposes.

Section 4.2 Protection of Right, Title and Interest in and to Receivables.

(a) The Depositor, at its expense, shall cause all financing statements and continuation statements, amendments, assignments and any other necessary documents and notices, covering or evidencing the Issuing Entity’s right, title and interest in and to the Receivables and other Second Step Transferred Property to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, and take such other action, all in such manner and in such places as may be required by law, fully to preserve and protect the right, title and interest of the Issuing Entity hereunder in and to all of the Receivables and such other Second Step Transferred Property. The Depositor shall deliver to the Issuing Entity file-

stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Issuing Entity shall cooperate fully with the Depositor in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this subsection.

(b) Name Change. The Depositor shall not change its State of organization or its name, identity or entity structure in any manner that would, could or might make any financing statement or continuation statement filed by the Depositor or the Issuing Entity or the Issuing Entity’s assigns seriously misleading within the meaning of the UCC, unless it shall give the Issuing Entity written notice thereof at least five (5) Business Days prior to such change.

(c) Executive Office; Maintenance of Offices. The Depositor shall give the Issuing Entity written notice at least ten (10) Business Days prior to any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. The Depositor shall at all times maintain its principal executive office within the United States of America.

(d) New Debtor. In the event that the Depositor shall change the jurisdiction in which it is formed or otherwise enter into any transaction which would result in a “new debtor” (as defined in the UCC) succeeding to the obligations of the Depositor hereunder, the Depositor shall comply fully with the obligations of Section 4.2(a).

(e) The Depositor shall maintain its computer systems relating to contract record keeping so that, from and after the time of sale of any Receivable under this Agreement, the Depositor’s master computer records (including any backup archives) that refer to a Receivable shall indicate clearly the interest of the Issuing Entity (or assignees).

Section 4.3 Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue. THIS AGREEMENT AND THE SECOND STEP RECEIVABLES ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN §§ 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, LOCATED IN THE BOROUGH OF MANHATTAN AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF NEW YORK IN THE BOROUGH OF MANHATTAN. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER OR UNDER THE SECOND STEP RECEIVABLES ASSIGNMENT IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 4.4 Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT

OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 4.5 Notices. All demands, notices and communications upon or to the Depositor or the Issuing Entity under this Agreement shall be delivered as specified in Part III of Appendix A to the Receivables Purchase Agreement.

Section 4.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms of this Agreement.

Section 4.7 Closing; Assignment; Conveyance of Receivables and Second Step Transferred Property to the Issuing Entity. The transfer of the Receivables contemplated by this Agreement shall take place at Carvana Headquarters, on the date hereof. This Agreement may not be assigned by the Issuing Entity or the Depositor except as contemplated by this Section 4.7. The Depositor acknowledges that the Issuing Entity (or any permitted assign) may make further assignments, conveyances and pledges of the Receivables and the other Second Step Transferred Property, together with its rights under this Agreement to other Persons pursuant to the Indenture and the Receivables Contribution Agreement and that the Grantor Trust may make further assignments, conveyances and pledges pursuant to the Receivables Contribution Agreement and the Indenture. The Depositor acknowledges and consents to such assignments and pledges and waives any further notice thereof. Additionally, the Depositor acknowledges that the Grantor Trust may assign the representations and warrants set forth in Section 3.1(b) to any Third-Party Purchaser with respect to the sale of Charged-Off Receivables pursuant to a Forward Commitment Transfer.

Section 4.8 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Depositor or the Issuing Entity, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 4.9 Counterparts. This Agreement may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by email or facsimile shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic

Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 4.10 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Grantor Trust and the Indenture Trustee and, to the extent expressly referenced herein, shall inure to the benefit of the Noteholders and the Certificateholders, who shall be considered to be a third party beneficiary hereof. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 4.11 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 4.12 Headings. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 4.13 Indemnification. The Depositor shall indemnify and hold harmless the Issuing Entity and its agents and assignees (each, an “Indemnified Person”) from and against any loss, liability, expense (including reasonable and documented out of pocket external attorneys’ fees and costs) or damage suffered or sustained by reason of third party claims which may be asserted against or incurred by the Issuing Entity or any of the permitted assignees (collectively, “Losses”) as a result of the breach of the Depositor’s representations and warranties contained herein and any failure by the Depositor to comply with its obligations under Section 4.2 or Section 3.3(b); provided that the Depositor’s repurchase obligation for a breach of the representations and warranties set forth in Section 3.1(b) hereof is the sole remedy therefor. Notwithstanding the foregoing, such indemnity shall not be available to an Indemnified Person to the extent that such Losses (A) have resulted from the gross negligence, bad faith, fraud or willful misconduct of such Indemnified Person or (B) arise primarily due to the deterioration in the credit quality or market value of the Receivables, Financed Vehicles or other Second Step Transferred Property (or the underlying Obligors thereunder) or otherwise constituting credit recourse for the failure of an Obligor to pay any amount owing with respect to any Second Step Transferred Property.

Section 4.14 Survival.

All representations, warranties, covenants, indemnities and other provisions made by the Depositor herein or in connection herewith shall be considered to have been relied upon by the Issuing Entity, and shall survive the execution and delivery of this Agreement. The terms of Section 4.13 shall survive the termination of this Agreement.

Section 4.15 No Petition Covenant.

Notwithstanding any prior termination of this Agreement, the Depositor shall not, prior to the date which is one year and one day after the final distribution with respect to the Notes (other than the Class XS Notes) to the Note Distribution Account or, with respect to the Certificates, to the Certificateholders or the Certificate Distribution Account, acquiesce, petition or otherwise invoke or cause the Issuing Entity or the Grantor Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuing Entity or the Grantor Trust under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuing Entity or the Grantor Trust or any substantial part of the property of either of them, or ordering the winding up or liquidation of the affairs of the Issuing Entity or the Grantor Trust under any federal or State bankruptcy or insolvency proceeding.

Section 4.16 Limitation on Liability.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by BNY Mellon Trust of Delaware (“BNY Delaware”), not individually or personally but solely as Owner Trustee of the Issuing Entity in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuing Entity is made and intended not as personal representations, undertakings and agreements by BNY Delaware but is made and intended for the purpose of binding only Issuing Entity, (c) nothing herein contained shall be construed as creating any liability on BNY Delaware, individually or personally, to perform any covenant either expressed or implied contained herein of the Issuing Entity, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) BNY Delaware has made no investigation as to the accuracy or completeness of any representations and warranties made by Issuing Entity in this Agreement and (e) under no circumstances shall BNY Delaware be personally liable for the payment of any indebtedness or expenses of Issuing Entity or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Issuing Entity or Grantor Trust, as applicable, under this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

CARVANA RECEIVABLES DEPOSITOR LLC

By:	/s/ Paul W. Breaux
Name:	Paul W. Breaux
Title:	Vice President

CARVANA AUTO RECEIVABLES TRUST 2021-P2

By:	BNY MELLON TRUST OF DELAWARE,
not in its individual capacity but solely as Owner Trustee

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

[Signature Page to Receivables Transfer Agreement]